EXHIBIT 99.1

Nutanix Reports Third Quarter Fiscal 2025 Financial Results

Delivers Outperformance Across All Guided Metrics

Reports 18% YoY ARR Growth and Strong Free Cash Flow

SAN JOSE, Calif., May 28, 2025 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its third quarter ended April 30, 2025.

“We delivered solid third quarter results, above the high end of our guided ranges, driven by the strength of the Nutanix Cloud Platform and demand from businesses looking for a trusted long-term partner,” said Rajiv Ramaswami, President and CEO of Nutanix. “Our recent announcements around support for external storage, modern applications, and generative AI reflect our continued focus on driving innovation and broadening our partnerships to further enhance the value proposition of the Nutanix Cloud Platform.”

“Our third quarter results included 18% year-over-year ARR growth and strong year-to-date free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We remain focused on delivering sustainable, profitable growth.”

Third Quarter Fiscal 2025 Financial Summary

	Q3 FY’25	Q3 FY’24	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.14 billion	$1.82 billion	18%
Average Contract Duration[2]	3.1 years	3.0 years	0.1 year
Revenue	$639.0 million	$524.6 million	22%
GAAP Gross Margin	87.0%	84.8%	220 bps
Non-GAAP Gross Margin	88.2%	86.5%	170 bps
GAAP Operating Expenses	$507.3 million	$456.5 million	11%
Non-GAAP Operating Expenses	$426.5 million	$380.4 million	12%
GAAP Operating Income (Loss)	$48.6 million	$(11.6) million	$60.2 million
Non-GAAP Operating Income	$137.1 million	$73.3 million	$63.8 million
GAAP Operating Margin	7.6%	(2.2)%	980 bps
Non-GAAP Operating Margin	21.5%	14.0%	750 bps
Net Cash Provided by Operating Activities	$218.5 million	$96.4 million	$122.1 million
Free Cash Flow	$203.4 million	$78.3 million	$125.1 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix held its annual .NEXT conference in Washington, D.C. on May 7 - 9, and made the following announcements at the event:
    Nutanix Announces General Availability of Nutanix Cloud Infrastructure (NCI) for External Storage: Nutanix announced the general availability of the NCI Compute product, enabling Nutanix customers to leverage external storage as part of their Nutanix Cloud Platform (NCP) deployments, with Dell PowerFlex as the first supported solution.
    Nutanix Announces Partnership with Pure Storage to Deliver Greater Customer Choice with New Integrated Solution for Mission-Critical Workloads: Nutanix announced a collaboration in which NCI, powered by the Nutanix AHV hypervisor along with Nutanix Flow virtual networking and security, will be integrated with Pure Storage FlashArray to deliver a solution ideally suited for high-demand data workloads, including AI.
    Nutanix Announces Cloud Native AOS to Extend the Enterprise Value of its Data Platform to Kubernetes Anywhere: Nutanix announced the Cloud Native AOS solution, which will extend Nutanix enterprise storage and advanced data services to hyperscaler Kubernetes® services and cloud-native bare-metal environments - without requiring a hypervisor.
    Nutanix Enables Agentic AI Anywhere with Latest Release of Nutanix Enterprise AI: Nutanix announces the general availability of the latest version of the Nutanix Enterprise AI (NAI) solution, adding deeper integration with NVIDIA AI Enterprise, including NVIDIA NIM microservices and the NVIDIA NeMo framework, to speed the deployment of Agentic AI Applications in the enterprise.

Fourth Quarter Fiscal 2025 Outlook

Revenue	$635 - $645 million
Non-GAAP Operating Margin	15.5% to 16.5%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 297 million

Fiscal 2025 Outlook

Revenue	$2.52 - $2.53 billion
Non-GAAP Operating Margin	~20.5%
Free Cash Flow	$700 - $730 million

Supplementary materials to this press release, including our third quarter fiscal 2025 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s third quarter fiscal 2025 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Excludes amounts related to professional services and hardware.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, and net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our fourth quarter fiscal 2025 outlook and/or our fiscal 2025 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, including the strength of our platform, demand from businesses looking for a trusted long-term partner, and our continued focus on driving innovation and broadening our partnerships; our focus on delivering sustainable, profitable growth; our fourth quarter fiscal 2025 outlook; and our fiscal 2025 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 19, 2024 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running applications and managing data, anywhere. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2024	April 30, 2025
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$655,270	$872,599
Short-term investments	339,072	1,009,870
Accounts receivable, net	229,796	270,232
Deferred commissions—current	159,849	147,361
Prepaid expenses and other current assets	97,307	110,981
Total current assets	1,481,294	2,411,043
Property and equipment, net	136,180	143,711
Operating lease right-of-use assets	109,133	142,200
Deferred commissions—non-current	198,962	180,111
Intangible assets, net	5,153	2,809
Goodwill	185,235	185,235
Other assets—non-current	27,961	31,521
Total assets	$2,143,918	$3,096,630
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$45,066	$49,596
Accrued compensation and benefits	195,602	175,814
Accrued expenses and other current liabilities	24,967	22,463
Deferred revenue—current	954,543	1,008,731
Operating lease liabilities—current	24,163	24,951
Total current liabilities	1,244,341	1,281,555
Deferred revenue—non-current	918,163	1,020,467
Operating lease liabilities—non-current	90,359	120,351
Convertible senior notes, net	570,073	1,342,601
Other liabilities—non-current	49,130	43,090
Total liabilities	2,872,066	3,808,064
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,118,898	4,179,565
Accumulated other comprehensive loss	146	3,391
Accumulated deficit	(4,847,199)	(4,894,397)
Total stockholders’ deficit	(728,148)	(711,434)
Total liabilities and stockholders’ deficit	$2,143,918	$3,096,630

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands, except per share data)
Revenue:
Product	$255,465	$345,479	$802,047	$1,001,585
Support, entitlements and other services	269,112	293,504	798,817	883,075
Total revenue	524,577	638,983	1,600,864	1,884,660
Cost of revenue:
Product (1)(2)	8,469	6,776	28,105	23,969
Support, entitlements and other services (1)	71,150	76,215	215,029	226,980
Total cost of revenue	79,619	82,991	243,134	250,949
Gross profit	444,958	555,992	1,357,730	1,633,711
Operating expenses:
Sales and marketing (1)(2)	245,901	260,402	717,926	775,185
Research and development (1)	159,220	186,413	471,596	543,157
General and administrative (1)	51,425	60,532	148,457	174,036
Total operating expenses	456,546	507,347	1,337,979	1,492,378
(Loss) income from operations	(11,588)	48,645	19,751	141,333
Other income (expense), net	659	15,954	(2,520)	25,172
(Loss) income before provision for income taxes	(10,929)	64,599	17,231	166,505
Provision for income taxes	4,687	1,236	15,905	16,789
Net (loss) income	$(15,616)	$63,363	$1,326	$149,716
Net (loss) income per share attributable to Class A common stockholders, basic	$(0.06)	$0.24	$0.01	$0.56
Net (loss) income per share attributable to Class A common stockholders, diluted	$(0.06)	$0.22	$0.05	$0.52
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic	245,766	267,566	243,688	267,081
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, diluted	245,766	296,804	297,055	292,942

________________
(1)   Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$1,576	$401	$5,201	$2,425
Support, entitlements and other services cost of revenue	6,391	6,623	20,690	20,768
Sales and marketing	18,901	19,513	61,110	61,558
Research and development	38,719	42,162	117,664	132,489
General and administrative	16,705	15,543	47,594	49,179
Total stock-based compensation expense	$82,292	$84,242	$252,259	$266,419

________________
(2)   Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Product cost of revenue	$766	$546	$2,626	$2,080
Sales and marketing	99	89	218	265
Total amortization of intangible assets	$865	$635	$2,844	$2,345

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended April 30,
	2024	2025
	(in thousands)
Cash flows from operating activities:
Net income	$1,326	$149,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,986	54,451
Stock-based compensation	252,259	266,419
Amortization of debt discount and issuance costs	33,738	2,519
Inducement expense from partial repurchase of the 2027 Notes	—	11,347
Operating lease cost, net of accretion	24,009	21,355
Non-cash interest expense	15,143	—
Other	(14,117)	(4,690)
Changes in operating assets and liabilities:
Accounts receivable, net	(49,669)	(14,084)
Deferred commissions	5,199	31,339
Prepaid expenses and other assets	37,588	(10,589)
Accounts payable	10,326	3,774
Accrued compensation and benefits	29,660	(10,528)
Accrued expenses and other liabilities	(83,857)	(5,601)
Operating leases, net	(22,394)	(23,640)
Deferred revenue	134,037	130,139
Net cash provided by operating activities	428,234	601,927
Cash flows from investing activities:
Maturities of investments	625,519	272,846
Purchases of investments	(740,034)	(941,406)
Sales of investments	—	2,011
Payments for acquisitions, net of cash acquired	(4,500)	—
Purchases of property and equipment	(54,813)	(59,533)
Net cash used in investing activities	(173,828)	(726,082)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	50,660	68,525
Taxes paid related to net share settlement of equity awards	(111,620)	(212,919)
Proceeds from the issuance of convertible notes, net of issuance costs	—	848,010
Payment of third-party debt issuance costs	—	(3,448)
Partial repurchase of the 2027 Notes	—	(95,453)
Payment of revolver issuance costs	—	(2,794)
Repurchases of common stock	(106,131)	(257,859)
Payment of finance lease obligations	(2,928)	(2,943)
Net cash (used in) provided by financing activities	(170,019)	341,119
Net increase in cash, cash equivalents and restricted cash	$84,387	$216,964
Cash, cash equivalents and restricted cash—beginning of period	515,771	655,662
Cash, cash equivalents and restricted cash—end of period	$600,158	$872,626
Restricted cash (1)	2,131	27
Cash and cash equivalents—end of period	$598,027	$872,599
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$20,938	$25,550
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$983	$1,186
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$—	$2,554

________________
(1)   Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Total revenue	$524,577	$638,983	$1,600,864	$1,884,660
Change in deferred revenue	32,708	8,062	134,037	130,139
Total billings	$557,285	$647,045	$1,734,901	$2,014,799

Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$486,620	$609,663	$1,498,081	$1,794,777
Professional services revenue	26,240	28,001	74,083	83,316
Other non-subscription product revenue	11,717	1,319	28,700	6,567
Total revenue	$524,577	$638,983	$1,600,864	$1,884,660
Disaggregation of billings:
Subscription billings	$515,920	$627,249	$1,617,593	$1,925,278
Professional services billings	29,648	18,477	88,608	82,954
Other non-subscription product billings	11,717	1,319	28,700	6,567
Total billings	$557,285	$647,045	$1,734,901	$2,014,799

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes approximately $11.1 million and $26.3 million of non-portable software revenue for the three and nine months ended April 30, 2024, respectively, $0.5 million and $2.9 million of non-portable software revenue for the three and nine months ended April 30, 2025, respectively, $0.6 million and $2.4 million of hardware revenue for the three and nine months ended April 30, 2024, respectively, and $0.8 million and $3.7 million of hardware revenue for the three and nine months ended April 30, 2025, respectively.

  Non-portable software revenue — Non-portable software revenue includes sales of our platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
  Hardware revenue — In the infrequent transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Recurring Revenue (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Annual Recurring Revenue (ARR)	$1,820,207	$2,142,969	$1,820,207	$2,142,969

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2025	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2025
	(in thousands, except percentages and per share data)
Gross profit	$555,992	$7,024	$546	$—	$—	$—	$—	$563,562
Gross margin	87.0%	1.1%	0.1%	—	—	—	—	88.2%
Operating expenses:
Sales and marketing	260,402	(19,513)	(89)	—	—	—	—	240,800
Research and development	186,413	(42,162)	—	—	—	—	—	144,251
General and administrative	60,532	(15,543)	—	(3,545)	—	—	—	41,444
Total operating expenses	507,347	(77,218)	(89)	(3,545)	—	—	—	426,495
Income from operations	48,645	84,242	635	3,545	—	—	—	137,067
Operating margin	7.6%	13.2%	0.1%	0.6%	—	—	—	21.5%
Net income	$63,363	$84,242	$635	$3,545	$(80)	$2,950	$(29,942)	$124,713
Weighted shares outstanding, basic	267,566							267,566
Weighted shares outstanding, diluted (7)	296,804							296,804
Net income per share, basic	$0.24	$0.32	$-	$0.01	$-	$0.01	$(0.11)	$0.47
Net income per share, diluted (8)	$0.22							$0.42

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization of debt issuance costs and interest expense related to debt
(6)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we are using a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7)   Includes 29,238 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2025
	(in thousands, except percentages and per share data)
Gross profit	$1,633,711	$23,193	$2,080	$—	$—	$—	$—	$—	$1,658,984
Gross margin	86.7%	1.2%	0.1%	—	—	—	—	—	88.0%
Operating expenses:
Sales and marketing	775,185	(61,558)	(265)	—	—	—	—	—	713,362
Research and development	543,157	(132,489)	—	—	—	—	—	—	410,668
General and administrative	174,036	(49,179)	—	(6,480)	—	—	—	—	118,377
Total operating expenses	1,492,378	(243,226)	(265)	(6,480)	—	—	—	—	1,242,407
Income from operations	141,333	266,419	2,345	6,480	—	—	—	—	416,577
Operating margin	7.5%	14.2%	0.1%	0.3%	—	—	—	—	22.1%
Net income	$149,716	$266,419	$2,345	$6,480	$(210)	$11,347	$5,369	$(74,862)	$366,604
Weighted shares outstanding, basic	267,081								267,081
Weighted shares outstanding, diluted (8)	292,942								292,942
Net income per share, basic	$0.56	$1.00	$0.01	$0.02	$-	$0.04	$0.02	$(0.28)	$1.37
Net income per share, diluted (9)	$0.52								$1.25

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Inducement expense related to partial repurchase of the 2027 Notes
(6)   Amortization of debt issuance costs and interest expense related to debt
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we are using a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 25,861 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $2,074 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2024
	(in thousands, except percentages and per share data)
Gross profit	$444,958	$7,967	$766	$—	$—	$—	$—	$453,691
Gross margin	84.8%	1.6%	0.1%	—	—	—	—	86.5%
Operating expenses:
Sales and marketing	245,901	(18,901)	(99)	—	—	—	—	226,901
Research and development	159,220	(38,719)	—	—	—	—	—	120,501
General and administrative	51,425	(16,705)	—	(1,707)	—	—	—	33,013
Total operating expenses	456,546	(74,325)	(99)	(1,707)	—	—	—	380,415
(Loss) income from operations	(11,588)	82,292	865	1,707	—	—	—	73,276
Operating margin	(2.2)%	15.7%	0.2%	0.3%	—	—	—	14.0%
Net (loss) income	$(15,616)	$82,292	$865	$1,707	$(110)	$16,876	$(13,453)	$72,561
Weighted shares outstanding, basic	245,766							245,766
Weighted shares outstanding, diluted (7)	245,766							301,860
Net (loss) income per share, basic	$(0.06)	$0.33	$-	$0.01	$-	$0.07	$(0.05)	$0.30
Net (loss) income per share, diluted	$(0.06)							$0.24

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Legal fees
(4)   Other
(5)   Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we are using a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7)   Includes 56,094 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2024	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2024
	(in thousands, except percentages and per share data)
Gross profit	$1,357,730	$25,891	$2,626	$—	$—	$—	$—	$—	$1,386,247
Gross margin	84.8%	1.6%	0.2%	—	—	—	—	—	86.6%
Operating expenses:
Sales and marketing	717,926	(61,110)	(218)	194	—	—	—	—	656,792
Research and development	471,596	(117,664)	—	—	—	—	—	—	353,932
General and administrative	148,457	(47,594)	—	—	(1,755)	(225)	—	—	98,883
Total operating expenses	1,337,979	(226,368)	(218)	194	(1,755)	(225)	—	—	1,109,607
Income from operations	19,751	252,259	2,844	(194)	1,755	225	—	—	276,640
Operating margin	1.2%	15.8%	0.2%	—	0.1%	—	—	—	17.3%
Net income	$1,326	$252,259	$2,844	$(194)	$1,755	$925	$49,874	$(49,034)	$259,755
Weighted shares outstanding, basic	243,688								243,688
Weighted shares outstanding, diluted (8)	297,055								297,055
Net income per share, basic	$0.01	$1.04	$0.01	$-	$0.01	$-	$0.20	$(0.20)	$1.07
Net income per share, diluted (9)	$0.05								$0.87

________________
(1)   Stock-based compensation expense
(2)   Amortization of intangible assets
(3)   Restructuring charges (reversals)
(4)   Legal fees
(5)   Other
(6)   Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)   Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we are using a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8)   Includes 53,367 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9)   In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $12,749 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2025	2024	2025
	(in thousands)
Net cash provided by operating activities	$96,353	$218,506	$428,234	$601,927
Purchases of property and equipment	(18,029)	(15,095)	(54,813)	(59,533)
Free cash flow	$78,324	$203,411	$373,421	$542,394